Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2013

Philadelphia, PA – February 27, 2014 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the fourth quarter and full year 2013.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “For the Atlas Energy group of companies, 2013 was a good year, although not without challenge, and 2014 should be even better. Our E&P operations at Atlas Resource grew substantially in 2013 both from development in attractive basins, and from accretive acquisitions, and we anticipate future favorable developments organically and corporately. Atlas Pipeline now has state-of-the-art processing plants, growing rapidly, easily scalable, located in the greatest NGL growth areas in North America — in the Permian and Eagle Ford basins in Texas, and in the SCOOP and Mississippi Lime areas in Oklahoma. We look to 2014 — and to 2015 — with high confidence.”

ATLS declared a cash distribution of $0.46 per limited partner unit for the fourth quarter 2013, which represents a $0.16 per unit, or 53%, increase over the prior year fourth quarter. The fourth quarter 2013 ATLS distribution was paid on February 19, 2014 to holders of record as of February 10, 2014. ATLS anticipates cash distributions to be $1.95 to $2.45 per common unit for full year 2014, based on distribution guidance provided by its subsidiaries, Atlas Resource Partners, L.P. (NYSE: ARP) (“ARP”) and Atlas Pipeline Partners, L.P. (NYSE: APL) (“APL”).

*    *    *

Distributions from Subsidiaries

•	On January 29, 2014, ARP, Atlas Energy’s E&P subsidiary, declared a cash distribution of $0.58 per limited partner unit for the fourth quarter 2013, an approximate 4% increase over the third quarter 2013 and a 21% increase from the prior year fourth quarter distribution. This distribution was paid on February 14, 2014 to holders of record as of February 6, 2014. ATLS received approximately $17.2 million of cash distributions based upon ARP’s fourth quarter 2013 distribution.

•	On January 28, 2014, APL, Atlas Energy’s midstream subsidiary, declared a cash distribution for the fourth quarter 2013 of $0.62 per unit, a 9% increase from APL’s prior year quarter. This distribution was paid on February 14, 2014 to holders of record as of February 6, 2014. ATLS received approximately $9.7 million of cash distributions based upon APL’s fourth quarter 2013 distribution.

Recent Events

GeoMet Transaction

On February 14, 2014, ARP announced that it entered into a definitive agreement to acquire approximately 70 billion cubic feet equivalents of natural gas proved reserves in West Virginia and Virginia from GeoMet, Inc. (OTCQB: GMET) and certain of its subsidiaries (collectively, “GeoMet”) for $107 million, with an effective date of January 1, 2014. The acquisition is expected to be immediately accretive to ARP’s distributable cash flow per unit. The purchase price is subject to customary adjustments to implement the effective date. The transaction is subject to, among other items, approval from GeoMet’s stockholders.

ARP expects to benefit from the mature, low-decline production from the acquired assets, which will complement its existing oil and gas base. The assets consist of approximately proved reserves in West Virginia and Virginia, and are 100% natural gas and proved developed. Current net production on the assets is approximately 22 million cubic feet equivalents per day (“Mmcfed”) from over 400 active wells, with a current expected decline rate of approximately 10-12%. Current production costs include lease operating costs of approximately $1.20 per thousand cubic feet (“mcf”), production and ad valorem taxes of approximately 10%, and transportation and gathering costs of approximately $0.40/mcf.

ARP’s New Monthly Distribution Policy

ARP declared an initial monthly distribution of $0.1933 per common unit for the month of January 2014 on February 24, 2014, which is payable on March 17, 2014 to holders of record as of March 7, 2014. ARP previously announced that its board of directors had approved the modification of its distribution payment practice to a monthly distribution program. Future monthly cash distributions will be paid within 45 days following the end of each respective monthly period. ARP management and the board of directors determined that a monthly distribution policy more closely aligned the realization and distribution of cash flow with investors’ interests.

Atlas Energy’s Arkoma Production

ATLS had net production of approximately 12.2 million cubic feet equivalents per day in the fourth quarter 2013 primarily from its Arkoma assets, with production margin of approximately $2.4 million in the period. ATLS acquired this production in July 2013.

ARP’s Fourth Quarter 2013 Highlights

•	Average net daily production for the fourth quarter 2013 was 259.8 Mmcfed, an increase of approximately 97% from the prior year comparable quarter. The increase in net production from the fourth quarter 2012 was due primarily to the acquisition of producing assets from EP Energy in July 2013, located in the Raton Basin (New Mexico), Black Warrior Basin (Alabama) and County Line region (Wyoming). Production also increased from additional wells connected in the fourth quarter 2013 in several of ARP’s key operating areas, including the Mississippi Lime and Marble Falls.

•	During 2013, ARP continued development on its acreage positions located in several attractive U.S. oil and natural gas basins. ARP turned into line the following number of gross wells per region during 2013: 82 wells in the Marble Falls/Barnett Shale region; 21 wells in the Mississippi Lime play in northwestern Oklahoma; 9 wells in the Marcellus Shale (8 of which were in Lycoming County, PA); and 5 wells in the Utica Shale play in Harrison County, OH.

•	In the fourth quarter 2013, ARP experienced adverse weather conditions in several of its operating areas, namely in Texas. As a result, oil and gas production from certain areas was restricted for periods of time, which directly affected realized production margin for the fourth quarter 2013. ARP has estimated the impact was approximately $2.5 million to $3.0 million to Distributable Cash Flow from weather-related issues in the quarter.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 37% limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP fourth quarter 2013 earnings release for additional details on its financial results.

APL’s Fourth Quarter 2013 Highlights

During the fourth quarter 2013, APL increased inlet volumes on its gathering and processing systems in the Mid Continent region, primarily in Texas and Oklahoma. APL processed an average of over 1.38 billion cubic feet per day (“Bcfd”) of natural gas in the fourth quarter 2013 amongst its WestOK, WestTX, Velma, Arkoma and SouthTX systems, approximately 38% higher than the prior year comparable quarter’s volumes. APL processed over 118,000 barrels per day (“bpd”) of natural gas liquids generated from its five processing systems in highly prolific oil & gas basins.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 6.2% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL fourth quarter 2013 earnings release for additional details on its financial results.

Hedge Positions

In connection with its acquisition from EP Energy in July 2013 of natural gas proved reserves in the Arkoma Basin (“Arkoma Assets”), ATLS entered into direct natural gas hedge positions for a substantial portion of its production through 2018. A summary of ATLS’s derivative positions as of February 27, 2014 is provided in the financial tables of this release.

Corporate Expenses

•	Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $1.6 million for the fourth quarter 2013, which was generally consistent with the third quarter 2013. Please refer to the consolidating statements of operations provided in the financial tables of this release.

•	Cash interest expense, excluding amounts attributable to APL and ARP, was $4.1 million for the fourth quarter 2013, an increase of $0.7 million compared to the third quarter 2013. The increase was due a full quarter’s interest expense on ATLS’ $240 million term loan credit facility, which was entered into in July 2013 to fund the acquisition of the Arkoma Assets from EP Energy and the purchase of the Class C convertible preferred units from ARP. As of December 31, 2013, ATLS had $240 million of total debt, with no borrowings outstanding under its $50 million revolving credit facility, and a cash position of approximately $18 million.

*    *    *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s fourth quarter 2013 results on Friday, February 28, 2014 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 1:00 p.m. ET on February 28, 2014 by dialing 888-286-8010, passcode: 19431975.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 37% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 6% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 13,000 producing natural gas and oil wells, located primarily in Appalachia, the Barnett Shale (TX), the Raton Basin (NM) and Black Warrior Basin (AL). ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit ARP’s website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, Texas, and Tennessee, APL owns and operates 14 active gas processing plants, 18 gas treating facilities, as well as approximately 11,200 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit APL’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any  forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, planned expansions of capacity and other capital expenditures, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ  from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ability to realize the benefits of its acquisition; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues:
Gas and oil production	$97,716	$31,578	$273,906	$92,901
Well construction and completion	75,590	39,219	167,883	131,496
Gathering and processing	600,724	360,386	2,139,694	1,219,815
Administration and oversight	3,354	3,224	12,277	11,810
Well services	4,789	4,697	19,492	20,041
Gain (loss) on mark-to-market derivatives(1)	(19,271)	(4,965)	(28,764)	31,940
Other, net	(1,273)	4,865	(6,973)	13,440

Total revenues	761,629	439,004	2,577,515	1,521,443

Costs and expenses:
Gas and oil production	35,341	10,377	100,178	26,624
Well construction and completion	65,730	34,197	145,985	114,079
Gathering and processing	504,318	298,630	1,802,618	1,009,100
Well services	2,506	2,204	9,515	9,280
General and administrative	41,530	56,931	197,976	165,777
Chevron transaction expense	—	—	—	7,670
Depreciation, depletion and amortization	94,220	43,048	308,533	142,611
Asset impairment	81,880	9,507	81,880	9,507

Total costs and expenses	825,525	454,894	2,646,685	1,484,648

Operating income (loss)	(63,896)	(15,890)	(69,170)	36,795

Gain (loss) on asset sales and disposal	1,048	39	(2,506)	(6,980)
Interest expense	(40,727)	(15,890)	(132,581)	(46,520)
Loss on early extinguishment of debt	—	—	(26,601)	—

Net loss before tax	(103,575)	(31,741)	(230,858)	(16,705)
Income tax benefit (expense)	1,406	(176)	2,260	(176)

Net loss	(102,169)	(31,917)	(228,598)	(16,881)
Loss (income) attributable to non-controlling interests	75,169	17,042	153,231	(35,532)

Net loss attributable to common limited partners	$(27,000)	$(14,875)	$(75,367)	$(52,413)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.53)	$(0.29)	$(1.47)	$(1.02)

Weighted average common limited partner units outstanding:
Basic and Diluted	51,410	51,359	51,387	51,327

(1)	Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$23,501	$36,780
Accounts receivable	279,464	196,249
Current portion of derivative asset	2,066	35,351
Subscriptions receivable	47,692	55,357
Prepaid expenses and other	27,612	45,255

Total current assets	380,335	368,992

Property, plant and equipment, net	4,910,875	3,502,609
Intangible assets, net	697,234	200,680
Investment in joint venture	248,301	86,002
Goodwill, net	400,356	351,069
Long-term derivative asset	30,868	16,840
Long-term derivative receivable from Drilling Partnerships	863	—
Other assets, net	123,809	71,002

	$6,792,641	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$2,924	$10,835
Accounts payable	149,279	119,028
Liabilities associated with drilling contracts	49,377	67,293
Accrued producer liabilities	152,309	109,725
Current portion of derivative liability	17,630	—
Current portion of derivative payable to Drilling Partnerships	2,676	11,293
Accrued interest	47,402	11,556
Accrued well drilling and completion costs	40,899	47,637
Accrued liabilities	84,759	103,291

Total current liabilities	547,255	480,658

Long-term debt, less current portion	2,886,120	1,529,508
Long-term derivative liability	387	888
Long-term derivative payable to Drilling Partnerships	—	2,429
Deferred income taxes, net	33,290	30,258
Asset retirement obligations and other	102,713	73,605

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	361,511	456,171
Accumulated other comprehensive income	10,338	9,699

	371,849	465,870
Non-controlling interests	2,851,027	2,013,978

Total partners’ capital	3,222,876	2,479,848

	$6,792,641	$4,597,194

ATLAS ENERGY, L.P.

Financial and Operating Highlights

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net loss attributable to common limited partners per unit - basic	$(0.53)	$(0.29)	$(1.47)	$(1.02)

Cash distributions paid per unit(1)	$0.46	$0.30	$1.67	$1.07

Production volume: (2)(3)
ATLAS ENERGY:
Natural gas (Mcfd)	12,007	—	5,106	—
Oil (Bpd)	28	—	7	—
Natural gas liquids (Bpd)	10	—	3	—

Total (Mcfed)	12,238	—	5,164	—

ATLAS RESOURCES:
Natural gas (Mcfd)	229,931	95,845	158,886	69,408
Oil (Bpd)	1,413	447	1,329	330
Natural gas liquids (Bpd)	3,569	1,935	3,473	974

Total (Mcfed)	259,821	110,137	187,701	77,232

TOTAL:
Natural gas (Mcfd)	241,938	95,845	163,992	69,408
Oil (Bpd)	1,441	447	1,336	330
Natural gas liquids (Bpd)	3,579	1,935	3,476	974

Total (Mcfed)	272,059	110,137	192,866	77,232

Average sales prices:(3)
Natural gas (per Mcf) (4)	$3.63	$3.04	$3.48	$3.29
Oil (per Bbl)(5)	$90.57	$90.76	$91.02	$94.02
Natural gas liquids (per gallon)	$0.73	$0.73	$0.68	$0.76

Production costs:(3)(6)
ATLAS ENERGY:
Lease operating expenses per Mcfe	$0.84	$—	$0.81	$—
Production taxes per Mcfe	0.22	—	0.22	—
Transportation and compression expenses per Mcfe	0.51	—	0.53	—

Total production costs per Mcfe	$1.58	$—	$1.56	$—

ATLAS RESOURCES:
Lease operating expenses per Mcfe	$1.03	$0.88	$1.09	$0.82
Production taxes per Mcfe	0.18	0.14	0.18	0.12
Transportation and compression expenses per Mcfe	0.28	0.18	0.24	0.24

Total production costs per Mcfe	$1.49	$1.19	$1.50	$1.19

TOTAL:
Lease operating expenses per Mcfe	$1.02	$0.88	$1.08	$0.82
Production taxes per Mcfe	0.18	0.14	0.18	0.12
Transportation and compression expenses per Mcfe	0.29	0.18	0.25	0.24

Total production costs per Mcfe	$1.50	$1.19	$1.50	$1.19

ATLAS PIPELINE:
Production volume:(3)
Gathered gas volume(Mcfd)	1,486,196	1,100,266	1,426,835	1,026,996
Processed gas volume (Mcfd)	1,385,589	1,001,883	1,314,596	922,715
Residue gas volume (Mcfd)	1,173,169	846,794	1,112,137	777,605
NGL volume (Bpd)	118,809	80,120	114,690	76,807
Condensate volume (Bpd)	3,490	3,044	4,146	3,415
Average sales prices:(3)
Natural gas (per Mcf)	$3.39	$3.18	$3.44	$2.62
Condensate (per Bbl)	$88.71	$80.75	$91.90	$87.88
Natural gas liquids (per gallon)	$0.99	$0.90	$0.91	$0.90

(1)	Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(2)	Production quantities consist of the sum of (i) the proportionate share of production from wells in which ATLS and ARP have a direct interest, based on the proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.
(3)	“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.
(4)	Average sales price for natural gas before the effects of financial hedging was $3.35 per Mcf and $2.98 per Mcf for the three months ended December 31, 2013 and 2012, respectively, and $3.25 per Mcf and $2.60 per Mcf for the years ended December 31, 2013 and 2012, respectively. These amounts exclude the impact of subordination of ARP’s production revenues to investor partners within its investor partnerships. Including the effects of this subordination, average natural gas sales prices were $3.40 per Mcf ($3.12 per Mcf before the effects of financial hedging) and $2.54 per Mcf ($2.48 per Mcf before the effects of financial hedging) for the three months ended December 31, 2013 and 2012, respectively, and $3.23 per Mcf ($3.00 per Mcf before the effects of financial hedging) and $2.76 per Mcf ($2.08 per Mcf before the effects of financial hedging) for the years ended December 31, 2013 and 2012, respectively.
(5)	Average sales price for oil before the effects of financial hedging was $94.15 per barrel and $87.55 per barrel for the three months ended December 31, 2013 and 2012, respectively, and $95.86 per barrel and $91.32 per barrel for the years ended December 31, 2013 and 2012, respectively.
(6)	Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance, production overhead and transportation and compression expenses. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, total lease operating expenses per Mcfe were $0.94 per Mcfe ($1.41 per Mcfe for total production costs) and $0.71 per Mcfe ($1.02 per Mcfe for total production costs) for the three months ended December 31, 2013 and 2012, respectively, and $1.00 per Mcfe ($1.42 per Mcfe for total production costs) and $0.58 per Mcfe ($0.94 per Mcfe for total production costs) for the years ended December 31, 2013 and 2012, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation of net loss to non-GAAP measures(1):
Net income (loss)	$(102,169)	$(31,917)	$(228,598)	$(16,881)
E&P Operations EBITDA prior to spinoff on March 5, 2012(2)	—	—	—	9,111
Atlas Resource net loss attributable to ATLS common limited partners	12,697	11,274	32,463	34,718
Atlas Resource cash distributions earned by ATLS(3)	17,224	10,680	58,347	31,270
Atlas Pipeline net (income) loss attributable to ATLS common limited partners	1,969	(2,501)	(1,644)	(15,343)
Atlas Pipeline cash distributions earned by ATLS(3)	9,662	6,454	36,057	23,024
Development Subsidiary net loss attributable to ATLS common limited partners	1,760	—	4,418	—
Development Subsidiary cash distributions earned by ATLS(3)	26	—	26	—
Non-recurring spinoff and acquisition costs	320	—	2,151	8,370
Amortization of deferred finance costs	459	51	1,124	230
Depreciation, depletion and amortization	1,689	—	3,020	—
Non-cash stock compensation expense	5,247	4,611	22,971	18,237
Maintenance capital expenditures(4)	(300)	—	(500)	(1,231)
Other non-cash adjustments	73	(172)	(2,027)	(591)
Amortization of premiums paid on swaption derivative contracts associated with asset acquisition(5)	—	—	2,287	—
Loss (income) attributable to non-controlling interests	75,169	17,042	153,231	(35,532)

Distributable Cash Flow(1)	$23,826	$15,522	$83,326	$55,382

Supplemental Adjusted EBITDA and Distributable Cash Flow Summary:
Atlas Resource Cash Distributions Earned(3):
Limited Partner Units	$14,333	$10,062	$50,183	$29,975
Class A Units (2%)	794	469	2,755	1,146
Incentive Distribution Rights	2,097	149	5,409	149

Total Atlas Resource Cash Distributions Earned(3)	17,224	10,680	58,347	31,270

per limited partner unit	$0.58	$0.48	$2.19	$1.43

Atlas Pipeline Cash Distributions Earned(3):
Limited Partner Units	3,568	3,337	14,098	13,061
General Partner 2% Interest	1,126	815	4,281	2,776
Incentive Distribution Rights	4,968	2,302	17,678	7,187

Total Atlas Pipeline Cash Distributions Earned(3)	9,662	6,454	36,057	23,024

per limited partner unit	$0.62	$0.58	$2.45	$2.27

Development Subsidiary Cash Distributions Earned(3)	26	—	26	—

Total Cash Distributions Earned	26,912	17,134	94,430	54,294

Production Margin	2,427	—	3,960	—
E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(2)	—	—	—	9,111
Cash general and administrative expenses(6)	(1,605)	(1,531)	(8,256)	(7,441)
Other, net	458	1	1,188	984

Adjusted EBITDA(1)	28,192	15,604	91,322	56,948
Cash interest expense(7)	(4,066)	(82)	(7,496)	(335)
Maintenance capital expenditures(4)	(300)	—	(500)	(1,231)

Distributable Cash Flow(1)	$23,826	$15,522	$83,326	$55,382

Discretionary adjustments considered by the Board of Directors of the General Partner in the determination of quarterly cash distributions:
Net cash from acquisitions from the effective date through closing date(8)	—	—	1,851	—

Distributable Cash Flow with discretionary adjustments by the Board of Directors of the General Partner(9)	$23,826	$15,522	$85,177	$55,382

Distributions Paid(10)	$23,650	$15,410	$85,829	$54,937
per limited partner unit	$0.46	$0.30	$1.67	$1.07

Excess (shortfall) of distributable cash flow with discretionary adjustments by the Board of Directors of the General Partner after distributions to unitholders(11)	$176	$112	$(652)	$445

(1)	Although not prescribed under generally accepted accounting principles (“GAAP”), ATLS’ management believes the presentation of EBITDA, Adjusted EBITDA and Distributable Cash Flow is relevant and useful because it helps ATLS’ investors understand its operating performance, allows for easier comparison of its results with other master limited partnerships (“MLP”), and is a critical component in the determination of quarterly cash distributions. As a MLP, ATLS is required to distribute 100% of available cash, as defined in its limited partnership agreement (“Available Cash”) and subject to cash reserves established by its general partner, to investors on a quarterly basis. ATLS refers to Available Cash prior to the establishment of cash reserves as DCF. EBITDA, Adjusted EBITDA and DCF should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. While ATLS’s management believes that its methodology of calculating EBITDA, Adjusted EBITDA and DCF is generally consistent with the common practice of other MLPs, such metrics may not be consistent and, as such, may not be comparable to measures reported by other MLPs, who may use other adjustments related to their specific businesses. EBITDA, Adjusted EBITDA and DCF are supplemental financial measures used by ATLS’ management and by external users of ATLS’ financial statements such as investors, lenders under its credit facilities, research analysts, rating agencies and others to assess its:

•	Operating performance as compared to other publicly traded partnerships and other companies in the upstream and midstream energy sectors, without regard to financing methods, historical cost basis or capital structure;

•	Ability to generate sufficient cash flows to support its distributions to unitholders;

•	Ability to incur and service debt and fund capital expansion;

•	The viability of potential acquisitions and other capital expenditure projects; and

•	Ability to comply with financial covenants in its credit facility, which is calculated based upon Adjusted EBITDA.

DCF is determined by calculating EBITDA, adjusting it for non-cash, non-recurring and other items to achieve Adjusted EBITDA, and then deducting cash interest expense and maintenance capital expenditures. ATLS defines EBITDA as net income (loss) plus the following adjustments:

•	Interest expense;

•	Income tax expense;

•	Depreciation, depletion and amortization.

ATLS defines Adjusted EBITDA as EBITDA plus the following adjustments:

•	Cash distributions paid by ARP and APL within 45 days after the end of the respective quarter, based upon their distributable cash flow generated during that quarter;

•	Asset impairments;

•	Acquisition and related costs;

•	Non-cash stock compensation;

•	(Gains) losses on asset disposal;

•	Cash proceeds received from monetization of derivative transactions;

•	Amortization of premiums paid on swaption derivative contracts; and

•	Other items.

ATLS adjusts DCF for non-cash, non-recurring and other items for the sole purpose of evaluating its cash distribution for the quarterly period, with EBITDA and Adjusted EBITDA adjusted in the same manner for consistency. ATLS defines DCF as Adjusted EBITDA less the following adjustments:

•	Cash interest expense; and

•	Maintenance capital expenditures.

(2)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012 for the year ended December 31, 2012.
(3)	Represents the cash distribution paid by ARP, APL and its new Development Subsidiary within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(4)	Production from oil and gas assets naturally decline in future periods and, as such, ATLS recognizes the estimated capitalized cost of stemming such decline in production margin for the purpose of stabilizing its DCF and cash distributions, which it refers to as maintenance capital expenditures. ATLS calculates the estimate of maintenance capital expenditures by first multiplying its forecasted future full year production margin by its expected aggregate production decline of proved developed producing wells. Maintenance capital expenditures are then the estimated capitalized cost of wells that will generate an estimated first year margin equivalent to the production margin decline, assuming such wells are connected on the first day of the calendar year. ATLS does not incur specific capital expenditures expressly for the purpose of maintaining or increasing production margin, but such amounts are a hypothetical subset of wells it expects to drill in future periods on undeveloped acreage already leased. Estimated capitalized cost of wells included within maintenance capital expenditures are also based upon relevant factors, including utilization of public forward commodity exchange prices, current estimates for regional pricing differentials, estimated labor and material rates and other production costs. Generally, estimates for maintenance capital expenditures in the current year are the sum of the estimate calculated in the prior year plus estimates for the decline in production margin from wells connected during the current year and production acquired through acquisitions. ATLS considers expansion capital expenditures to be any capital expenditure costs expended that are not maintenance capital expenditures – generally, this will include expenditures to increase, rather than maintain, production margin in future periods, as well as land, gathering and processing, and other non-drilling capital expenditures.
(5)	Swaption derivative contracts grant ATLS the option to enter into a swap derivative transaction to hedge future production period sales prices for a stated option period, which generally have a duration of a few months and commences upon entering into the derivative contract, in return for an upfront premium. The amounts included within the reconciliation reflect the amortization of premiums ATLS paid to enter into swaption derivative contracts for certain acquired volumes over the option period. Generally, ATLS enters into swaption derivative contracts to hedge acquired volumes after the announcement of the signed definitive purchase and sale agreement to acquire the oil and gas properties, but before it closes on the transaction, as its senior secured revolving credit agreement does not allow it to hedge production volume until it owns such volumes. ATLS excludes such costs in its determination of DCF, Adjusted EBITDA and cash distributions for the respective period as they are specific to the related transaction.

(6)	Excludes non-cash stock compensation expense and certain non-recurring spinoff costs and acquisition and related costs.
(7)	Excludes non-cash amortization of deferred financing costs.
(8)	These amounts reflect net cash proceeds received from the effective date through the closing date of the EP Energy assets acquired, less estimated and pro forma amounts of maintenance capital expenditures and financing costs. The management of ATLS believes these amounts are critical in its evaluation of Distributable Cash Flow and cash distributions for the period. Under GAAP, such amounts are characterized as purchase price adjustments and are reflected in the net purchase price paid for the acquired assets, rather than reflected as components of net income or loss for the period. For the year ended December 31, 2013, such amounts include pro forma net cash generated by the EP Energy assets of $3.8 million from April 1, 2013 to July 31, 2013, less pro forma interest expense of $1.5 million and estimated maintenance capital expenditures of $0.5 million.
(9)	Including the discretionary adjustments by the Board of Directors of the General Partner in the determination of quarterly cash distributions, Adjusted EBITDA would have been $28.2 million and $15.6 million for the three months ended December 31, 2013 and 2012, respectively, and $93.2 million and $56.9 million for the years ended December 31, 2013 and 2012, respectively
(10)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(11)	ATLS seeks to at least maintain its current cash distribution in future quarterly periods, and expects to only increase such cash distributions when future Distributable Cash Flow amounts allow for it and are expected to be sustained. ATLS’ determination of quarterly cash distributions and its resulting determination of the amount of excess (shortfall) those cash distributions generate in comparison to Distributable Cash Flow are based upon its assessment of numerous factors which affect it, ARP and APL and the cash distributions it receives from these subsidiaries, including but not limited to future commodity price and interest rate movements, variability of operating asset performance, weather effects, and financial leverage. ATLS also considers its historical trailing four quarters of excess or shortfalls and future forecasted excess or shortfalls that its cash distributions generate in comparison to Distributable Cash Flow due to the variability of its Distributable Cash Flow generated each quarter, which could cause it to have more or less excess (shortfalls) generated from quarter to quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	December 31, 2013
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$239,400	$942,334	$1,707,310	$2,889,044
Less: Cash	(16,759)	(1,828)	(4,914)	(23,501)

Total net debt	222,641	940,506	1,702,396	2,865,543

Partners’ capital	371,849	1,067,291	2,259,905	3,222,876	(1)

Total capitalization	$594,490	$2,007,797	$3,962,301	$6,088,419

Ratio of net debt to capitalization	0.37x

(1)	Net of eliminated amounts.

	December 31, 2012
	Atlas	Atlas	Atlas
	Energy	Resource	Pipeline	Consolidated
Total debt	$9,000	$351,425	$1,179,918	$1,540,343
Less: Cash	(10,194)	(23,188)	(3,398)	(36,780)

Total net debt/(cash)	(1,194)	328,237	1,176,520	1,503,563

Partners’ capital	465,870	862,006	1,606,408	2,479,848	(2)

Total capitalization	$464,676	$1,190,243	$2,782,928	$3,983,411

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

Hedge Position Summary – Directly-Held E&P Assets

(as of February 28, 2014)

Natural Gas

Fixed Price Swaps
Production Period Ended December 31,	Average Fixed Price (per mmbtu)(a)	Volumes (mmbtus)(a)
2014	$4.18	2,760,000
2015	$4.30	2,280,000
2016	$4.43	1,440,000
2017	$4.59	1,200,000
2018	$4.80	420,000

(a)	“mmbtu” represents million metric British thermal units.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended December 31, 2013

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$4,423	$93,293	$—	$—	$97,716
Well construction and completion	—	75,590	—	—	75,590
Gathering and processing	—	4,037	596,768	(81)	600,724
Administration and oversight	—	3,354	—	—	3,354
Well services	—	4,789	—	—	4,789
Loss on mark-to-market derivatives	—	—	(19,271)	—	(19,271)
Other, net	385	133	(1,791)	—	(1,273)

Total revenues	4,808	181,196	575,706	(81)	761,629

Costs and expenses:
Gas and oil production	1,774	33,567	—	—	35,341
Well construction and completion	—	65,730	—	—	65,730
Gathering and processing	—	4,245	500,154	(81)	504,318
Well services	—	2,506	—	—	2,506
General and administrative	10,189	14,296	17,045	—	41,530
Depreciation, depletion and amortization	1,822	51,702	40,696	—	94,220
Asset impairment	—	38,014	43,866	—	81,880

Total costs and expenses	13,785	210,060	601,761	(81)	825,525

Operating income (loss)	(8,977)	(28,864)	(26,055)	—	(63,896)

Gain on asset sales and disposal	—	1,048	—	—	1,048
Interest expense	(4,525)	(12,179)	(24,023)	—	(40,727)
Loss on early extinguishment of debt	—	—	—	—	—

Net loss before tax	(13,502)	(39,995)	(50,078)	—	(103,575)
Income tax benefit	—	—	1,406	—	1,406

Net loss	(13,502)	(39,995)	(48,672)	—	(102,169)
(Income) loss attributable to non-controlling interests	—	—	(2,282)	77,451	75,169

Net loss attributable to common limited partners	$(13,502)	$(39,995)	$(50,954)	$77,451	$(27,000)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$31,578	$—	$—	$31,578
Well construction and completion	—	39,219	—	—	39,219
Gathering and processing	—	5,956	354,508	(78)	360,386
Administration and oversight	—	3,224	—	—	3,224
Well services	—	4,697	—	—	4,697
Loss on mark-to-market derivatives	—	—	(4,965)	—	(4,965)
Other, net	173	66	4,626	—	4,865

Total revenues	173	84,740	354,169	(78)	439,004

Costs and expenses:
Gas and oil production	—	10,377	—	—	10,377
Well construction and completion	—	34,197	—	—	34,197
Gathering and processing	—	6,306	292,402	(78)	298,630
Well services	—	2,204	—	—	2,204
General and administrative	6,142	20,696	30,093	—	56,931
Depreciation, depletion and amortization	—	18,734	24,314	—	43,048
Asset impairment	—	9,507	—	—	9,507

Total costs and expenses	6,142	102,021	346,809	(78)	454,894

Operating income (loss)	(5,969)	(17,281)	7,360	—	(15,890)

Gain on asset sales and disposal	—	39	—	—	39
Interest expense	(133)	(1,666)	(14,091)	—	(15,890)

Net loss before tax	(6,102)	(18,908)	(6,731)	—	(31,741)
Income tax expense	—	—	(176)	—	(176)

Net loss	(6,102)	(18,908)	(6,907)	—	(31,917)
(Income) loss attributable to non-controlling interests	—	—	(1,902)	18,944	17,042

Net income (loss) attributable to common limited partners	$(6,102)	$(18,908)	$(8,809)	$18,944	$(14,875)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Year Ended December 31, 2013

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$7,123	$266,783	$—	$—	$273,906
Well construction and completion	—	167,883	—	—	167,883
Gathering and processing	—	15,676	2,124,321	(303)	2,139,694
Administration and oversight	—	12,277	—	—	12,277
Well services	—	19,492	—	—	19,492
Loss on mark-to-market derivatives	—	—	(28,764)	—	(28,764)
Other, net	927	(14,456)	6,556	—	(6,973)

Total revenues	8,050	467,655	2,102,113	(303)	2,577,515

Costs and expenses:
Gas and oil production	2,941	97,237	—	—	100,178
Well construction and completion	—	145,985	—	—	145,985
Gathering and processing	—	18,012	1,784,909	(303)	1,802,618
Well services	—	9,515	—	—	9,515
General and administrative	39,052	78,063	80,861	—	197,976
Depreciation, depletion and amortization	3,153	136,763	168,617	—	308,533
Asset impairment	—	38,014	43,866	—	81,880

Total costs and expenses	45,146	523,589	2,078,253	(303)	2,646,685

Operating income (loss)	(37,096)	(55,934)	23,860	—	(69,170)

Loss on asset sales and disposal	—	(987)	(1,519)	—	(2,506)
Interest expense	(8,620)	(34,324)	(89,637)	—	(132,581)
Loss on early extinguishment of debt	—	—	(26,601)	—	(26,601)

Net loss before tax	(45,716)	(91,245)	(93,897)	—	(230,858)
Income tax benefit	—	—	2,260	—	2,260

Net loss	(45,716)	(91,245)	(91,637)	—	(228,598)
(Income) loss attributable to non-controlling interests	—	—	(6,975)	160,206	153,231

Net loss attributable to common limited partners	$(45,716)	$(91,245)	$(98,612)	$160,206	$(75,367)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Year Ended December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$92,901	$—	$—	$92,901
Well construction and completion	—	131,496	—	—	131,496
Gathering and processing	—	16,267	1,203,983	(435)	1,219,815
Administration and oversight	—	11,810	—	—	11,810
Well services	—	20,041	—	—	20,041
Gain on mark-to-market derivatives	—	—	31,940	—	31,940
Other, net	1,575	(4,886)	16,751	—	13,440

Total revenues	1,575	267,629	1,252,674	(435)	1,521,443

Costs and expenses:
Gas and oil production	—	26,624	—	—	26,624
Well construction and completion	—	114,079	—	—	114,079
Gathering and processing	—	19,491	990,044	(435)	1,009,100
Well services	—	9,280	—	—	9,280
General and administrative	34,048	69,123	62,606	—	165,777
Chevron transaction expense	—	7,670	—	—	7,670
Depreciation, depletion and amortization	—	52,582	90,029	—	142,611
Asset impairment	—	9,507	—	—	9,507

Total costs and expenses	34,048	308,356	1,142,679	(435)	1,484,648

Operating income (loss)	(32,473)	(40,727)	109,995	—	36,795

Loss on asset sales and disposal	—	(6,980)	—	—	(6,980)
Interest expense	(565)	(4,195)	(41,760)	—	(46,520)

Net income (loss) before tax	(33,038)	(51,902)	68,235	—	(16,705)
Income tax expense	—	—	(176)	—	(176)

Net income (loss)	(33,038)	(51,902)	68,059	—	(16,881)
Income attributable to non-controlling interests	—	—	(6,010)	(29,522)	(35,532)

Net income (loss) attributable to common limited partners	$(33,038)	$(51,902)	$62,049	$(29,522)	$(52,413)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2013

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$16,759	$1,828	$4,914	$—	$23,501
Accounts receivable	1,345	58,822	219,297	—	279,464
Receivable from (advances from) affiliates	29,654	(26,742)	(2,912)	—	—
Current portion of derivative asset	1	1,891	174	—	2,066
Subscriptions receivable	—	47,692	—	—	47,692
Prepaid expenses and other	122	10,097	17,393	—	27,612

Total current assets	47,881	93,588	238,866	—	380,335

Property, plant and equipment, net	65,865	2,120,818	2,724,192	—	4,910,875
Intangible assets, net	—	963	696,271	—	697,234
Investment in joint venture	—	—	248,301	—	248,301
Goodwill, net	—	31,784	368,572	—	400,356
Long-term derivative asset	1,514	27,084	2,270	—	30,868
Long-term derivative receivable from Drilling Partnerships	—	863	—	—	863
Investment in subsidiaries	476,169	—	—	(476,169)	—
Other assets, net	35,390	41,958	46,461	—	123,809

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$2,400	$—	$524	$—	$2,924
Accounts payable	882	69,346	79,051	—	149,279
Liabilities associated with drilling contracts	—	49,377	—	—	49,377
Accrued producer liabilities	—	—	152,309	—	152,309
Current portion of derivative liability	33	6,353	11,244	—	17,630
Current portion of derivative payable to Drilling Partnerships	—	2,676	—	—	2,676
Accrued interest	43	20,622	26,737	—	47,402
Accrued well drilling and completion costs	418	40,481	—	—	40,899
Accrued liabilities	9,192	28,118	47,449	—	84,759

Total current liabilities	12,968	216,973	317,314	—	547,255

Long-term debt, less current portion	237,000	942,334	1,706,786	—	2,886,120
Long-term derivative liability	—	67	320	—	387
Deferred income taxes, net	—	—	33,290	—	33,290
Asset retirement obligations and other	5,002	90,393	7,318	—	102,713

Partners’ Capital:
Common limited partners’ interests	361,511	1,041,592	2,200,645	(3,242,237)	361,511
Accumulated other comprehensive income	10,338	25,699	—	(25,699)	10,338

	371,849	1,067,291	2,200,645	(3,267,936)	371,849
Non-controlling interests	—	—	59,260	2,791,767	2,851,027

Total partners’ capital	371,849	1,067,291	2,259,905	(476,169)	3,222,876

	$626,819	$2,317,058	$4,324,933	$(476,169)	$6,792,641

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,194	$23,188	$3,398	$—	$36,780
Accounts receivable	5	38,718	157,526	—	196,249
Receivable from (advances from) affiliates	11,353	(5,853)	(5,500)	—	—
Current portion of derivative asset	—	12,274	23,077	—	35,351
Subscriptions receivable	—	55,357	—	—	55,357
Prepaid expenses and other	118	9,063	36,074	—	45,255

Total current assets	21,670	132,747	214,575	—	368,992

Property, plant and equipment, net	—	1,302,228	2,200,381	—	3,502,609
Intangible assets, net	—	1,320	199,360	—	200,680
Long-term derivative asset	—	8,898	7,942	—	16,840
Goodwill, net	—	31,784	319,285	—	351,069
Investment in joint venture	—	—	86,002	—	86,002
Investment in subsidiaries	454,436	—	—	(454,436)	—
Other assets, net	22,287	16,122	32,593	—	71,002

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$10,835	$—	$10,835
Accounts payable	171	59,549	59,308	—	119,028
Liabilities associated with drilling contracts	—	67,293	—	—	67,293
Accrued producer liabilities	—	—	109,725	—	109,725
Current portion of derivative payable to Drilling Partnerships	—	11,293	—	—	11,293
Accrued interest	4	1,153	10,399	—	11,556
Accrued well drilling and completion costs	—	47,637	—	—	47,637
Accrued liabilities	21,304	24,235	57,752	—	103,291

Total current liabilities	21,479	211,160	248,019	—	480,658

Long-term debt, less current portion	9,000	351,425	1,169,083	—	1,529,508
Long-term derivative liability	—	888	—	—	888
Long-term derivative payable to Drilling Partnerships	—	2,429	—	—	2,429
Deferred income taxes, net	—	—	30,258	—	30,258
Asset retirement obligations and other	2,044	65,191	6,370	—	73,605

Partners’ Capital:
Common limited partners’ interests	456,171	840,437	1,539,177	(2,379,614)	456,171
Accumulated other comprehensive income	9,699	21,569	—	(21,569)	9,699

	465,870	862,006	1,539,177	(2,401,183)	465,870
Non-controlling interests	—	—	67,231	1,946,747	2,013,978

Total partners’ capital	465,870	862,006	1,606,408	(454,436)	2,479,848

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of December 31, 2013:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	31.3%
Preferred units	3,749,986	5.6%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		38.9%

DEVELOPMENT SUBSIDIARY:
General partner interest	83.1%	2.0%
Common units	200,010	18.3%
Incentive distribution rights	83.1%	N/A

Total Atlas Energy ownership interests in Development Subsidiary		20.3%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	6.1%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline		8.1%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.0%